Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-216940) pertaining to the Shelf Registration Statement of Dollar General Corporation and its Affiliates,
(2)	Registration Statement (Form S-8 No. 333-163200) pertaining to the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates,
(3)	Registration Statement (Form S-8 No. 333-151655) pertaining to the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates,
(4)	Registration Statement (Form S-8 No. 333-151049) pertaining to the Dollar General Corporation CDP/SERP Plan, and
(5)	Registration Statement (Form S-8 No. 333-151047) pertaining to the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates

of our reports dated March 19, 2020, with respect to the consolidated financial statements of Dollar General Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Dollar General Corporation and subsidiaries included in this Annual Report (Form 10-K) of Dollar General Corporation for the year ended January 31, 2020.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 19, 2020